Exhibit 99.1

February 7, 2018
Press Release No. 1420
For Immediate Release:

Coherent, Inc. Reports First Fiscal Quarter Results

SANTA CLARA, CA, February 7, 2018 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its first fiscal quarter ended December 30, 2017.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 30, 2017	Sep. 30, 2017	Dec. 31, 2016
GAAP Results
(in millions except per share data)
Net sales	$477.6	$490.3	$346.1
Net income	$41.9	$73.8	$30.4
Diluted EPS	$1.67	$2.96	$1.23

Non-GAAP Results
(in millions except per share data)
Net income	$88.6	$92.5	$63.4
Diluted EPS	$3.54	$3.72	$2.57

FIRST FISCAL QUARTER DETAILS

For the first fiscal quarter ended December 30, 2017, Coherent announced net sales of $477.6 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $41.9 million, or $1.67 per diluted share. These results include $41.7 million, or $1.67 per diluted share, of largely one time additional income tax expense due to the provisions under the Tax Cuts and Jobs Act as well as a $12.5 million, or $0.50 per diluted share, benefit from the adoption of new rules for accounting for excess tax benefits and deficiencies for employee stock-based compensation. The Securities and Exchange Commission has issued rules that allow for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. Coherent currently anticipates finalizing and recording any resulting adjustments by the end of the quarter ending September 29, 2018. These results compare to net sales of $346.1 million and net income of $30.4 million, or $1.23 per diluted share, for the first quarter of fiscal 2017.

Non-GAAP net income for the first quarter of fiscal 2018 was $88.6 million, or $3.54 per diluted share. Non-GAAP net income for the first quarter of fiscal 2017 was $63.4 million, or $2.57 per diluted share. Reconciliations of GAAP to non-

Exhibit 99.1

GAAP financial measures for the three months ended December 30, 2017, September 30, 2017 and December 31, 2016 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Net sales for the fourth quarter of fiscal 2017 were $490.3 million and net income, on a GAAP basis, was $73.8 million, or $2.96 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2017 was $92.5 million, or $3.72 per diluted share.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. As a result, Rofin’s operating results were consolidated for the period from November 7, 2016 through December 31, 2016 in Coherent’s first fiscal quarter results ended December 31, 2016, and a full quarter of Rofin’s operating results in Coherent’s fourth and first fiscal quarter results ended September 30, 2017 and December 30, 2017, respectively.

“There has been a lot of turbulence in the display market over the last several weeks, raising investors’ concerns about the timing and/or sustainability of the investment cycle.  We conducted a channel check and the results indicated no current sign of customers seeking to delay or cancel deliveries of existing ELA systems.  We also reviewed fab utilization rates and system installations and concluded that service revenues are in-line with our expectations. During the quarter, orders from semicap applications were strong for expansion of memory capacity.  We received our first volume order for high-power fiber lasers from one of the largest Chinese machine tool manufacturers.  We also saw a solid uptick in medical device manufacturing workstations,” stated John Ambroseo, Coherent’s President and Chief Executive Officer.  “We were pleased with our financial results for the first quarter of fiscal 2018, which enabled another €75 million voluntary debt payment.  We have now repaid approximately one third of the debt used to finance the Rofin transaction.  In addition, as a result of our strong cash generation, our Board has approved a share repurchase authorization of up to $100 million,” he added.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended
	Dec. 30, 2017	Sep. 30, 2017	Dec. 31, 2016

Net sales	$477,565	$490,298	$346,073
Cost of sales(A)(B)(D)(E)(F)	260,542	268,244	204,559
Gross profit	217,023	222,054	141,514
Operating expenses:
Research & development(A)(B)(F)	31,392	31,063	27,084
Selling, general & administrative(A)(B)(E)(F)(G)	73,437	73,482	73,768
Gain from business combination(C)	—	—	(5,416)
Impairment of assets held for sale (I)	265	2,916	—
Amortization of intangible assets(D)	2,606	2,964	3,878
Total operating expenses	107,700	110,425	99,314
Income from operations	109,323	111,629	42,200
Other income (expense), net(B) (H)	(8,500)	(10,415)	5,172
Income from continuing operations, before income taxes	100,823	101,214	47,372
Provision for income taxes (J)	58,920	28,327	16,674
Net income from continuing operations	41,903	72,887	30,698
Income (loss) from discontinued operations, net of income taxes	(2)	865	(290)
Net income	$41,901	$73,752	$30,408

Net income (loss) per share:
Basic from continuing operations	1.70	2.97	1.26
Basic from discontinued operations	—	0.03	(0.01)
Basic earnings per share	$1.70	$3.00	$1.25
Diluted from continuing operations	1.67	2.93	1.25
Diluted from discontinued operations	—	0.03	(0.01)
Diluted earnings per share	$1.67	$2.96	$1.23

Shares used in computations:
Basic	24,635	24,568	24,347
Diluted	25,025	24,883	24,644

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended
	Dec. 30, 2017	Sep. 30, 2017	Dec. 31, 2016
Cost of sales	$988	$923	$960
Research & development	668	684	1,053
Selling, general & administrative	5,420	5,588	7,642
Impact on income from operations	$7,076	$7,195	$9,655

Exhibit 99.1

For the quarters ended December 30, 2017, September 30, 2017 and December 31, 2016, the impact on net income, net of tax was $5,467 ($0.22 per diluted share), $5,277 ($0.21 per diluted share) and $8,166 ($0.33 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended
	Dec. 30, 2017	Sep. 30, 2017	Dec. 31, 2016
Cost of sales	$78	$43	$1
Research & development	359	133	25
Selling, general & administrative	1,627	692	(62)
Impact on income from operations	$2,064	$868	$(36)

For the quarters ended December 30, 2017, September 30, 2017 and December 31, 2016, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $1,906, $883 and $10, respectively.

(C)	For the quarter ended December 31, 2016, the gain from business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)
For the quarters ended December 30, 2017, September 30, 2017 and December 31, 2016, the impact of amortization of intangibles expense was $15,100 ($10,773 net of tax ($0.43 per diluted share)), $16,253 ($11,546 net of tax ($0.46 per diluted share)), and $12,088 ($7,726 net of tax ($0.31 per diluted share)), respectively.

(E)	For the quarter ended December 31, 2016, the impact of inventory and favorable lease step-up costs related to acquisitions was $9,304 ($6,469 net of tax ($0.26 per diluted share)).

(F)
For the quarters ended December 30, 2017, September 30, 2017 and December 31, 2016, the impact of restructuring charges was $1,160 ($850 net of tax ($0.04 per diluted share)), $3,201 ($2,273 net of tax ($0.09 per diluted share)) and $7,062 ($4,600 net of tax ($0.19 per diluted share)), respectively.

(G)	The quarter ended December 31, 2016 included $14,228 ($14,492 net of tax ($0.59 per diluted share)) of costs related to the acquisition of Rofin.

(H)
For the quarter ended December 31, 2016, the gain on our hedge of the debt commitment and issuance of the debt was $11,298 ($7,147 net of tax ($0.29 per diluted share)) and interest expense on the debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)).

(I)
For the quarters ended December 30, 2017 and September 30, 2017, the impairment of net assets held for sale was $265 ($265 net of tax ($0.01 per diluted share)) and $2,916 ($1,885 net of tax ($0.08 per diluted share)), respectively.

(J)
The quarter ended December 30, 2017 included $41,745 ($1.67 per diluted share) non-recurring tax expense due to the U.S. Tax Cuts and Jobs Act transition tax and deferred tax remeasurement and $12,451 ($0.50 per diluted share) tax benefit from the adoption of new rules for accounting for excess tax benefits and tax deficiencies for employee stock-based compensation. The quarter ended September 30, 2017 included $1,358 ($0.05 per diluted share) non-recurring tax benefit from the closure of audits.

Exhibit 99.1

Summarized balance sheet information is as follows (unaudited, in thousands):

	Dec. 30, 2017	Sept. 30, 2017
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$424,546	$476,673
Accounts receivable, net	309,132	305,668
Inventories	432,809	414,807
Prepaid expenses and other assets	77,003	70,268
Assets held-for-sale	8,577	44,248
Total current assets	1,252,067	1,311,664
Property and equipment, net	291,308	278,850
Other assets	733,284	747,286
Total assets	$2,276,659	$2,337,800

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$6,928	$5,078
Accounts payable	81,397	75,860
Other current liabilities	304,876	338,207
Total current liabilities	393,201	419,145
Other long-term liabilities	688,077	755,391
Total stockholders’ equity	1,195,381	1,163,264
Total liabilities and stockholders’ equity	$2,276,659	$2,337,800

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands (other than per share data), net of tax):

	Three Months Ended
	Dec. 30, 2017	Sep. 30, 2017	Dec. 31, 2016
GAAP net income from continuing operations	$41,903	$72,887	$30,698
Stock-based compensation expense	5,467	5,277	8,166
Amortization of intangible assets	10,773	11,546	7,726
Restructuring charges	850	2,273	4,600
Gain on business combination	—	—	(3,426)
Non-recurring tax expense (benefit)	41,745	(1,358)	—
Tax benefit from stock-based compensation expense	(12,451)	—	—
Impairment of assets held for sale	265	1,885	—
Acquisition-related costs	—	—	14,492
Interest expense on debt commitment	—	—	1,844
Gain on hedge of debt and debt commitment	—	—	(7,147)
Purchase accounting step-up	—	—	6,469
Non-GAAP net income	$88,552	$92,510	$63,422
Non-GAAP net income per diluted share	$3.54	$3.72	$2.57

RISKS AND UNCERTAINTIES

The Company and its business are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance of our products, the worldwide demand for flat panel displays, the demand for and use of our products in commercial applications, our ability to general sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to

Exhibit 99.1

forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company.

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr., Santa Clara, California 95054 . Telephone (408) 764-4000